Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Great Western Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark Borrecco, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Great Western Bancorp, Inc.
Date: April 30, 2020	By:	/s/ Mark Borrecco
	Name:	Mark Borrecco
	Title:	President and Chief Executive Officer